EXHIBIT 10.3

RETENTION AGREEMENT

In recognition of an interim funding line provided by Castlerigg Master Investments Ltd (“CMI”), this Retention Agreement (the “Agreement”), dated July 26, 2010, is made by and between Raptor Networks Technology, Inc., a Colorado corporation (the “Company”), and Bob van Leyen, an individual (“Employee”).

1.	POSITION AND RESPONSIBILITIES

a.   Position.  Employee is employed by the Company to render services to the Company.  Employee’s position is that of Chief Financial Officer.

b.   Retention Period.  Six Months from the date of this Agreement.

2.	EMPLOYMENT NON-COMPETE

For good consideration and as an inducement for CMI to lend money to Raptor Networks Technology, Inc. pursuant to the Convertible Note dated July 27, 2010, the undersigned Employee hereby agrees not to directly or indirectly compete with the business of the Company and its successors and assigns during the period of employment and for a period of six months following termination of employment notwithstanding the cause or reason for termination. The term "not compete" as used herein shall mean that the Employee shall not own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, the present business of the Company or such other business activity in which the Company may substantially engage during the term of employment. The Employee acknowledges that the Company shall or may in reliance of this Agreement provide Employee access to trade secrets, customers and other confidential data and good will. Employee agrees to retain said information as confidential and not to use said information on his or her own behalf or disclose same to any third party. This Agreement shall be in full force and effect for six months, commencing with the date of employment termination. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, and personal representatives.

3.	TERMINATION FOR OTHER THAN CAUSE

Following any termination of employment, Employee shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees for six months following that termination.  Employee shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Employee’s employment by the Company.

4.	ASSIGNMENT OF INVENTIONS

Employee agrees to assign to the Company, without further consideration, their entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to all Inventions. Employee understands that “Inventions” means all ideas, processes, inventions, technology, designs, formulas, discoveries, patents, copyrights, and trademarks, and all improvements, rights, and claims related to the foregoing, that are conceived, developed, or reduced to practice by me alone or with others.

5.	SUBSEQUENT EMPLOYERS

Employee warrants that after his termination of employment with the Company, he will not enter into any agreement that conflicts with his obligations under this Agreement, and will inform any subsequent employers of their obligations under this Agreement.

6.	AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Employee and the Company.  Failure to exercise any right under this Agreement shall not constitute a waiver of such right.  Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches.  All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

7.	ASSIGNMENT; BINDING EFFECT

a.   Assignment.  The performance of Employee is personal hereunder, and Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.  The Company may freely assign to another person or entity any of its rights under this Agreement.

b.   Binding Effect.  Subject to the foregoing restriction on assignment by Employee, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Employee.

8.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law rules.

9.	INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.

10.	AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

11.	EMPLOYEE ACKNOWLEDGEMENT

Employee acknowledges that he or she has had the opportunity to consult legal counsel concerning this Agreement, that he or she has read and understands this Agreement, that he or she is fully aware of its legal effect, and that he or she has entered into it freely based on his or her own judgment and not on any representations or promises other than those contained in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Employer: [_________________] By: __________________________________ Name: ________________________________ Its: __________________________________	Employee: Signature:______________________________ Print Name:_____________________________